TIB FINANCIAL CORP. ANNOUNCES TERMS WITH PATRIOT FINANCIAL PARTNERS FOR PRIVATE PLACEMENT OF STOCK

Naples, FL (04/14/2010) --- TIB Financial Corp. (NASDAQ:TIBB), parent company of TIB Bank and Naples Capital Advisors, leading financial services providers serving Southwest Florida, South Miami-Dade County and the Florida Keys, today announced that it has entered into a non-binding term sheet with Patriot Financial Partners, L.P. (“Patriot”) pursuant to which Patriot would purchase $20.0 million to $25.0 million of newly issued shares of the Company's common stock in a private placement.  Patriot’s potential investment is part of the Company’s previously announced plan to raise new capital. Patriot may purchase shares in the overall offering which may result in Patriot owning no more than 19.9% of the Company’s pro-forma shares outstanding after completion of the overall capital offering plan.

The proposed investment by Patriot is conditioned on, among other things, a maximum price per share of $0.70, a minimum of $150 million of new capital is raised including Patriot’s proposed investment,  Patriot will have received the non-objection  from the Board of Governors of the Federal Reserve with a determination that Patriot  will not be deemed a bank holding company,  and a representative of Patriot will be appointed to each of the Company’s and TIB Bank’s  boards of directors.

The term sheet provides that upon the Company securing firm commitments for a majority of the $150 million of capital to be raised, Patriot will negotiate a stock purchase agreement setting forth the terms of the proposed investment.

 “We are pleased to receive this indication of interest from Patriot that exhibits  confidence in the future of the Company,” said Thomas J. Longe, Vice Chairman, Chief Executive Officer and President of TIB Financial Corp. “Their interest in  participating in our growth and the execution of our business plans in our Southwest Florida and Keys markets is an endorsement of the underlying strength and future potential of our organization, and should enhance our position as the leading community banking company serving our markets. We look forward to a representative from Patriot joining our boards and contributing their significant financial and banking industry experience to the strategic and operating focus of the Company.  We are continuing to pursue similar investments by other interested private equity investors.”

The offering of shares discussed above is to be sold in a private transaction that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under that Act.

About Patriot Financial Partners, L.P.

Patriot Financial Partners, L.P. is a private equity fund focused on investing in community banks, thrifts and other financial service related companies.  The Fund is long only with a value oriented, buy and hold strategy.  The Fund has committed capital of $300 million dollars for a initial term of ten years . Patriot Financial Partners, L.P. can provide rapid access to growth capital. To learn more about Patriot Financial Partners, L.P., visit www.patriotfinancialpartners.com.

About TIB Financial Corp.

Headquartered in Naples, Florida, TIB Financial Corp. is a growth-oriented financial services company with approximately $1.7 billion in total assets and 28 full-service banking offices throughout the Florida Keys, Homestead, Naples, Bonita Springs, Fort Myers, Cape Coral, Nokomis and Venice. TIB Financial Corp. is also the parent company of Naples Capital Advisors, Inc.

TIB Financial Corp., through its wholly owned subsidiaries, TIB Bank and Naples Capital Advisors, Inc., serves the personal and commercial banking, investment management and trust needs of local residents and businesses in its market areas. The companies' experienced professionals are local community leaders, who focus on a relationship-based approach built around anticipating specific customer needs, providing sound advice and making timely decisions. To learn more about TIB Bank and Naples Capital Advisors, Inc., visit www.tibbank.com and www.naplescapitaladvisors.com. For more information, contact Thomas J. Longe, Vice Chairman, Chief Executive Officer and President at 239-263-3344 or Stephen J. Gilhooly, Executive Vice President, Chief Financial Officer and Treasurer at 239-659-5876.

Except for historical information contained herein, the statements made in this press release constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve certain risks and uncertainties, including statements regarding the Company's strategic direction, prospects and future results. Certain factors, including those outside the Company's control, may cause actual results to differ materially from those in the "forward-looking" statements, including economic and other conditions in the markets in which the Company operates; risks associated with acquisitions, competition, seasonality and the other risks discussed in our filings with the Securities and Exchange Commission, which discussions are incorporated in this press release by reference.